                           [Ernst & Young Letterhead]

                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 10, 2000 with respect to the financial statements of EquiTrust Life Annuity Account and February 14, 2000 with respect to the statutory-basis financial statements of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-46597) and related Prospectus of EquiTrust Life Annuity Account dated May 1, 2000.

                                                   /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2000